                                                                      Exhibit 24

                              CONFIRMING STATEMENT

 This Statement confirms that the undersigned, R. John Corless, has authorized and designated Michael I. Wirth to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of
 Kohlberg Capital Corporation. The authority of Michael I. Wirth under this
 Statement shall continue until the undersigned is no longer required to file
 Forms 3, 4, and 5 with regard to his ownership of or transactions in securities of Kohlberg Capital Corporation, unless earlier revoked in writing. The undersigned acknowledges that Michael I. Wirth is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities
 Exchange Act of 1934.

 Date: July 2, 2008

                                        /s/ R. John Corless Jr.
                                        ----------------------------------------
                                        R. Jon Corless Jr.